As filed with the Securities and Exchange Commission on May 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2675207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Wacker Drive, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan

(Full title of the plan)

Robert S. Rivkin

Senior Vice President, Chief Legal Officer and General Counsel

233 South Wacker Drive

Chicago, Illinois 60606

(Name and address of agent for service)

(872) 825-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by United Airlines Holdings, Inc. (the “Registrant”), relating to 2,700,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible officers and employees of the Registrant and its affiliates under the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan, as amended (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2021 (Registration No. 333-256528) and May 25, 2023 (Registration No. 333-272209) relating to shares of Common Stock issuable to eligible officers and employees of the Registrant and its affiliates under the Plan (the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents heretofore filed with the Commission by the Registrant are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 29, 2024 (the “2023 Annual Report”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 17, 2024;

(c)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 22, 2024 (with respect to Item 5.02 only) (as amended February 28, 2024), February 22, 2024, February 28, 2024, March 4, 2024, April 1, 2024, April 23, 2024 and May 29, 2024;

(d)	The description of the Common Stock included under the caption “Description of UAL Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-3, filed with the Commission on December 1, 2017, as amended by any subsequent amendments or reports filed to update such description, including Exhibit 4.30 to the 2023 Annual Report; and

(e)	The description of the Preferred Stock Purchase Rights as set forth in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 7, 2020 pursuant to Section 12 of the Exchange Act, as amended by any amendments or reports filed for the purpose of updating such description, including Exhibit 4.30 to the 2023 Annual Report.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of United Airlines Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 27, 2019).

4.2	Amended and Restated Bylaws of United Airlines Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 23, 2022).

4.3	Tax Benefits Preservation Plan, dated as of December 4, 2020, by and between the Registrant and Computershare Trust Company, N.A., as rights agent (which includes the Form of Rights Certificate as Exhibit B thereto) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Commission December 7, 2020).

4.4	Amendment No.1 to Tax Benefits Preservation Plan, dated as of January 21, 2021, by and between the Registrant and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.18 to the Registrant’s Form 10-K for the year ended December 31, 2020, filed with the Commission on March 1, 2021).

4.5	Amendment No. 2 to Tax Benefits Preservation Plan, dated as of December 4, 2023, by and between the Registrant and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-A/A filed with the Commission on December 4, 2023).

4.6	Amendment No. 3 to Tax Benefits Preservation Plan, dated as of April 22, 2024, by and between the Registrant and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-A/A filed with the Commission on April 23, 2024).

4.7	United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (filed as Exhibit 10.1 to Registrant’s Form 8-K filed with the Commission on May 28, 2021).

4.8	First Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 30, 2023).

4.9	Second Amendment to the United Airlines Holdings, Inc. Amended and Restated 2021 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 29, 2024).

*5.1	Opinion of Sidley Austin LLP.

*23.1	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP.

*24.1	Powers of Attorney (contained in the signature page to this Registration Statement).

*107	Calculation of Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 31, 2024.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ J. Scott Kirby
J. Scott Kirby
Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Scott Kirby, Robert S. Rivkin and Michael D. Leskinen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any filings under Rule 462 promulgated under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ J. Scott Kirby	Chief Executive Officer, Director (Principal Executive Officer)	May 31, 2024
J. Scott Kirby

/s/ Michael D. Leskinen	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 31, 2024
Michael D. Leskinen

/s/ Brigitte Bokemeier	Vice President and Controller (Principal Accounting Officer)	May 31, 2024
Brigitte Bokemeier

/s/ Rosalind Brewer	Director	May 31, 2024
Rosalind Brewer

/s/ Michelle Freyre	Director	May 31, 2024
Michelle Freyre

/s/ Matthew Friend	Director	May 31, 2024
Matthew Friend

/s/ Barney Harford	Director	May 31, 2024
Barney Harford

/s/ Michele J. Hooper	Director	May 31, 2024
Michele J. Hooper

/s/ Walter Isaacson	Director	May 31, 2024
Walter Isaacson

/s/ Richard Johnsen	Director	May 31, 2024
Richard Johnsen

/s/ Edward M. Philip	Director	May 31, 2024
Edward M. Philip

/s/ Edward L. Shapiro	Director	May 31, 2024
Edward L. Shapiro

/s/ Laysha Ward	Director	May 31, 2024
Laysha Ward

/s/ James M. Whitehurst	Director	May 31, 2024
James M. Whitehurst

Director
Anne Worster